CONSENT OF INDEPENDENT AUDITORS


Board of Directors
German American Bancorp
Jasper, Indiana



We consent to the inclusion in the Registration Statement of German American Bancorp on Form @-3, which related to the Dividend reinvestment and Stock Purchase Plan, of our Independent Auditor's Report, dated January 30, 1994, on the financial statements of The Otwell State Bank for the year ended December 31, 1993, which Independent Auditor's Report is incorporated into the Registration Statement by reference from the Form 10-K/A Annual Report of German American Bancorp for the year ended December 31, 1995.



               By/s/ Paul E. Nonte
               Paul E. Nonte, Certified Public Accountant



December 31, 1996
Jasper, Indiana




                                  Exhibit 23.2